UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2025, Applied Optoelectronics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Albany Road-Breck Exchange LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 38,897 rentable square feet of space located at 2885 Breckinridge Boulevard, Suite 150, Duluth, Georgia 30096 (the “Premises”).

The term of the Lease is eighty-four (84) months and will commence on the earlier of (i) the day immediately following the date of Substantial Completion (as defined in the Work Letter attached to the Lease as Exhibit C), or (ii) the date on which the Company commences operations at the Premises (the “Commencement Date”). The Lease also grants the Company a one-time option to extend the lease term for an additional five (5) years, subject to timely notice and other conditions set forth in the Lease.

The Lease provides for an initial monthly base rent of $31,770.83, which increases annually to $59,026.20 during the final 12 months of the term. For months 1 through 24, base rent is abated and calculated based on reduced rentable square footage of 25,000 RSF and 32,000 RSF, respectively. The monthly base rent schedule is as follows:

Period	Monthly Base Rent
Month 1 – 12	$31,770.83
Month 13 – 24	$41,893.33
Month 25 – 36	$52,446.12
Month 37 – 48	$54,002.00
Month 49 – 60	$55,622.71
Month 61 – 72	$57,308.25
Month 73 – 84	$59,026.20

In addition to base rent, the Company is responsible for its proportionate share of real estate taxes, insurance premiums, and common area maintenance expenses. Upon execution of the Lease, the Company provided the Landlord with a security deposit in the amount of $59,026.20.

Additionally, the Lease outlines the scope of improvements to be completed by the Landlord (“Landlord’s Work”) in order to deliver the Premises in a condition of “Substantial Completion”. The Lease provides that the Landlord will contribute up to $875,182.50 toward the total cost of design, permitting, construction, and related improvements, including a 4% construction management fee. The Company has agreed to contribute $300,000 toward the cost of Landlord’s Work, payable in two equal installments of $150,000 on or before September 30, 2025, and November 30, 2025, respectively. Any costs in excess of the combined contributions, or costs arising from Company-requested changes to the scope of work, are the responsibility of the Company.

In connection with the Lease, the Company also entered into a separate agreement to purchase certain existing office furniture located at the Premises from the Landlord for a total purchase price of $200,000.

The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights and obligations under the Lease and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease, dated April 3, 2025, between Applied Optoelectronics, Inc. and Albany Road-Breck Exchange, LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	Senior Vice President and Chief Legal Officer

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